CERTIFICATE OF TRUST

                                       OF

                               BRAZOS MUTUAL FUNDS

                            a Delaware Business Trust


     This Certificate of Trust of BRAZOS MUTUAL FUNDS (the "Trust"), dated as of this 24th day of October, 1996, is being duly executed and filed, in order to form a business trust pursuant to the Delaware Business Trust Act (the "Act"), Del. Code Ann. tit. 12, ss.3801-3819.

     1. NAME. The name of the business trust formed hereby is "BRAZOS MUTUAL FUNDS."

     2. REGISTERED OFFICE AND REGISTERED AGENT. The Trust will become, prior to the issuance of beneficial interests, a registered investment company under the Investment Company Act of 1940, as amended. Therefore, in accordance with section 3807(b) of the Act, the Trust has and shall maintain in the State of Delaware a registered office and a registered agent for service of process.

          (a) REGISTERED OFFICE. The registered office of the Trust in Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

          (b) REGISTERED AGENT. The registered agent for service of process on the Trust in Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

     3. LIMITATION OF LIABILITY. Pursuant to section 3804(a) of the Act, in the event that the Trust's governing instrument, as defined in section 3801(f) of the Act, creates one or more series as provided in section 3806(b)(2) of the Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only, and not against the assets of the Trust generally.

     IN WITNESS WHEREOF, the Trustee named below does hereby execute this Certificate of Trust as of the date first-above written.


                                  Daniel Hockenbrough

                                  Daniel Hockenbrough
                                  5949 Sherry Lane, Suite 1560
                                  Dallas, Texas 75225